Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Kindred and Gentiva, and has been prepared to reflect the Merger in which Kindred will acquire all of the outstanding common stock of Gentiva. The unaudited pro forma condensed combined balance sheet is presented as if the Merger and the related Financing Transactions (the “Gentiva Transaction”) had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 were prepared assuming the Gentiva Transaction and other events described below occurred on January 1, 2013. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Gentiva have been adjusted to reflect certain reclassifications to conform to Kindred’s financial statement presentation.

In addition to those pro forma adjustments directly linked to the Gentiva Transaction, the unaudited pro forma results of operations for the year ended December 31, 2013 include pro forma adjustments related to Gentiva’s acquisition of Harden (the “Harden Acquisition”), and the unaudited pro forma results of operations for both the year ended December 31, 2013 and the nine months ended September 30, 2014 include pro forma adjustments related to the effect of Kindred’s refinancing of certain debt obligations that occurred in April 2014 (the “April 2014 Refinancing”) and Kindred’s common stock offering in June 2014 (the “June 2014 Equity Offering”).

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Kindred and Gentiva been a combined company during the periods specified or the other transactions as previously described.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information and the following historical consolidated financial statements and accompanying notes of Kindred and Gentiva for the applicable periods:

•

Historical financial statements and related notes of Kindred for the year ended December 31, 2013, included in Kindred’s Current Report on Form 8-K filed with the SEC on November 14, 2014, and for the nine months ended September 30, 2014, included in Kindred’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014.

•

Historical financial statements and related notes of Gentiva for the year ended December 31, 2013, included in Gentiva’s Annual Report on Form 10-K/A filed with the SEC on November 14, 2014, and for the nine months ended September 30, 2014, included in Gentiva’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014.

•

Historical financial statements of Harden for the year ended December 31, 2012 and for the nine months ended September 30, 2013, included in Gentiva’s Current Report on Form 8-K/A filed with the SEC on December 23, 2013, including any related pro forma adjustments presented in the Form 8-K/A filing.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP. The acquisition accounting for certain items, including property and equipment, identifiable intangible assets, leasehold interests and noncontrolling interests, are preliminary and dependent upon certain valuations and other studies that have not been finalized and are subject to subsequent adjustments. For purposes of this unaudited pro forma condensed combined financial information, the Merger Consideration has been preliminary allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon current estimates of fair value. Any excess of the Merger Consideration over the fair value of Gentiva’s identifiable net assets will be recorded as goodwill. The final allocation is dependent on the aforementioned valuations and other analysis that cannot be completed prior to the completion of the Merger. The actual amounts recorded at the completion of the Merger may differ materially from the information and those differences could have a material impact on the unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial performance. The unaudited pro forma condensed combined statements of operations do not include expenses and certain write-offs related to debt refinancing that we expect to incur in connection with the Gentiva Transaction, which are estimated to be approximately $157 million as of the date hereof. The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities.

For capitalized terms used but not defined herein, see “Glossary of Terms.”

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(in thousands)

	Historical		Reclassifications		Pro Forma Adjustments			Pro forma combined
	Kindred	Gentiva			Merger related financing(k)	Allocation of Merger Consideration
ASSETS
Current assets:
Cash and cash equivalents	$81,784	$114,206	$—		$(1,915,451)	$—		$73,495
					1,792,956
Cash-restricted	2,390	—	—		—	—		2,390
Insurance subsidiary investments	95,425	—	—		—	—		95,425
Accounts receivable less allowance for loss	980,723	285,718	(47,919	)(a)	—	—		1,224,380
			5,858	(b)
Inventories	25,952	—	—		—	—		25,952
Deferred tax assets	57,577	24,270	—		—	—		81,847
Income taxes	35,779	—	11,435	(c)	46,967	—		94,181
Other	42,727	48,776	(5,858	)(b)	—	—		74,210
			(11,435	)(c)

	1,322,357	472,970	(47,919)		(75,528)	—		1,671,880

Property and equipment, net	905,968	42,048	—		—	16,830	(l)	964,846
Goodwill	995,240	374,024	—		—	(374,024	)(l)	2,371,905
						1,376,665	(l)
Intangible assets less accumulated amortization	405,900	247,033	—		—	92,431	(l)	745,364
Notes receivable from third party	—	25,000	—		—	—		25,000
Assets held for sale	2,222	—	—		—	—		2,222
Insurance subsidiary investments	158,394	—	—		—	—		158,394
Investment in Gentiva	—	—	—		739,312	(739,312	)(m)	—
Other	234,707	64,151	—		1,043	(1,190	)(n)	303,829
					29,558
					(24,440)

Total Assets	$4,024,788	$1,225,226	$(47,919)		$669,945	$371,400		$6,243,440

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$158,397	$16,370	$—		$—	$—		$174,767
Salaries, wages and other compensation	346,957	45,736	12,823	(d)	—	—		473,376
			67,860	(e)
Deferred revenue	—	47,919	(47,919	)(a)	—	—		—
Due to third party payors	47,320	—	17,640	(f)	—	—		64,960
Professional liability risks	66,974	—	10,402	(g)	—	—		77,376
Other accrued liabilities	138,620	—	46,216	(h)	—	(3,601	)(o)	200,297
			19,014	(i)
			48	(j)
Medicare liabilities	—	17,640	(17,640	)(f)	—	—		—
Obligations under insurance programs	—	78,310	(10,402	)(g)	—	—		—
			(67,860	)(e)
			(48	)(j)
Accrued nursing home costs	—	19,014	(19,014	)(i)	—	—		—
Long-term debt due within one year	10,233	51,138	—		(51,138)	—		21,824
					11,591
Accrued interest expense	—	7,788	—		(7,788)	—		—
Other	—	59,039	(12,823	)(d)	—	—		—
			(46,216	)(h)

	768,501	342,954	(47,919)		(47,335)	(3,601)		1,012,600

Long-term debt	1,484,436	1,105,750	—		(1,124,450)	18,700	(l)	3,021,508
					1,350,000
					23,182
					163,890
Professional liability risks	243,496	—	—		—	—		243,496
Deferred tax liabilities	7,683	6,264	—		—	60,148	(l)	74,095
Deferred credits and other liabilities	217,218	55,456	—		(7,741)	7,143	(l)	272,076
Equity:
Stockholders’ equity:
Common stock, par value	16,153	3,827	—		1,349	(3,827	)(p)	19,900
					2,398
Capital in excess of par value	1,357,134	466,777	—		105,217	(466,777	)(p)	1,775,727
					184,310
					137,727
					(4,132)
					(4,529)
Accumulated other comprehensive loss	(905)	—	—		—	—		(905)
Treasury stock	—	(19,165)	—		—	19,165	(p)	—
Accumulated deficit	(112,044)	(740,449)	—		(109,941)	740,449	(p)	(221,985)

	1,260,338	(289,010)	—		312,399	289,010		1,572,737
Noncontrolling interests	43,116	3,812	—		—	—		46,928

Total equity	1,303,454	(285,198)	—		312,399	289,010		1,619,665

Total liabilities and equity	$4,024,788	$1,225,226	$(47,919)		$669,945	$371,400		$6,243,440

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(in thousands, except per share amounts)

	Historical		Gentiva Adjustments			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications(q)	Harden Acquisition	After giving effect to reclassifications and Harden Acquisition	April 2014 Refinancing(y)	Merger related financing		Allocation of Merger Consideration		Pro forma combined
Revenues	$4,835,585	$1,726,644	$—	$355,480	$2,082,124	$—	$—		$—		$6,917,709
Cost of services sold	—	942,180	(942,180)	—	—	—	—		—		—

	4,835,585	784,464	942,180	355,480	2,082,124	—	—		—		6,917,709
Salaries, wages and benefits	2,954,663	—	773,500	289,399	1,536,994	—	—		—		4,491,657
			474,095
Supplies	322,941	—	85,259	15,010	107,834	—	—		—		430,775
			7,565
Rent	311,526	—	43,370	8,957	52,327	—	—		(1,453	)(v)	362,400
Other operating expenses	965,760	—	82,713	19,548	259,049	—	—		—		1,224,809
			156,788
Other (income) expense	(1,442)	—	496	1,194	1,690	—	—		—		248
Impairment charges	77,193	612,380	—	—	612,380	—	—		—		689,573
Depreciation and amortization	154,206	—	708	6,582	31,203	—	—		(9,304	)(t)	179,754
			23,913						3,649	(u)
Interest expense	108,009	113,088	—	8,787	121,875	(107,130)	(121,875	)(aa)	—		224,779
						94,048	129,852	(aa)
Investment income	(4,046)	(2,704)	—	(32)	(2,736)	—	—		—		(6,782)
Selling, general and administrative	—	706,227	(706,227)	—	—	—	—		—		—

	4,888,810	1,428,991	942,180	349,445	2,720,616	(13,082)	7,977		(7,108)		7,597,213

Income (loss) from continuing operations before income taxes	(53,225)	(644,527)	—	6,035	(638,492)	13,082	(7,977)		7,108		(679,504)
Provision (benefit) for income taxes	(11,319)	(39,953)	—	1,872	(38,081)	5,148 (s)	(3,139	)(s)	2,797	(s)	(44,594)

Income (loss) from continuing operations	(41,906)	(604,574)	—	4,163	(600,411)	7,934	(4,838)		4,311		(634,910)
Earnings attributable to noncontrolling interests	(3,890)	(487)	—	—	(487)	—	—		—		(4,377)

Income (loss) attributable to Kindred from continuing operations	$(45,796)	$(605,061)	$—	$4,163	$(600,898)	$7,934	$(4,838)		$4,311		$(639,287)

Earnings (loss) per common share from continuing operations:
Basic	$(0.88)	$(18.94)									$(7.57	)(w)
Diluted	$(0.88)	$(18.94)									$(7.57	)(w)
Shares used in computing earnings (loss) per common share:
Basic	52,249	31,954					32,146	(w)			84,395
Diluted	52,249	31,954					32,146	(w)			84,395

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Kindred Healthcare, Inc. and Gentiva Health Services, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2014

(in thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications(r)	April 2014 Refinancing(z)	Merger related financing		Allocation of merger consideration		Pro forma combined
Revenues	$3,806,019	$1,483,551	$—	$—	$—		$—		$5,289,570
Cost of services sold	—	811,077	(811,077)	—	—		—		—

	3,806,019	672,474	811,077	—	—		—		5,289,570
Salaries, wages and benefits	2,300,567	—	682,472	—	—		—		3,372,115
			389,076
Supplies	242,176	—	68,062	—	—		—		313,927
			3,689
Rent	241,449	—	33,467	—	—		(1,090	)(v)	273,826
Other operating expenses	768,247	—	60,096	—	(5,279	)(x)	—		941,758
			120,997		(2,303	)(x)
Other (income) expense	(741)	490	(267)	—	—		—		(518)
Depreciation and amortization	117,802	—	447	—	—		(5,287	)(t)	130,325
			20,760				(3,397	)(u)
Interest expense	128,845	75,805	—	(82,087)	96,798	(aa)	—		167,135
				23,579	(75,805	)(aa)
Investment income	(2,975)	(1,899)	—	—	—		—		(4,874)
Selling, general and administrative	—	567,722	(567,722)	—	—		—		—

	3,795,370	642,118	811,077	(58,508)	13,411		(9,774)		5,193,694

Income from continuing operations before income taxes	10,649	30,356	—	58,508	(13,411)		9,774		95,876
Provision for income taxes	3,582	12,499	—	23,023 (s)	(5,277	)(s)	3,900	(s)	37,727

Income from continuing operations	7,067	17,857	—	35,485	(8,134)		5,874		58,149
Earnings attributable to noncontrolling interests	(13,729)	(170)	—	—	—		—		(13,899)

Income (loss) attributable to Kindred from continuing operations	$(6,662)	$17,687	$—	$35,485	$(8,134)		$5,874		$44,250

Earnings (loss) per common share from continuing operations:
Basic	$(0.12)	$0.49							$0.51 (w)
Diluted	$(0.12)	$0.48							$0.50 (w)
Shares used in computing earnings (loss) per common share:
Basic	56,443	36,285			28,706	(w)			85,149
Diluted	56,443	37,052			30,070	(w)			86,513

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 1—Basis Of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting.

The accompanying unaudited pro forma condensed combined financial information presents the pro forma combined financial position and results of operations based upon the historical audited financial statements for the year ended December 31, 2013 and unaudited financial statements as of and for the nine months ended September 30, 2014, after giving effect to the Gentiva Transaction, the Harden Acquisition, the April 2014 Refinancing and the June 2014 Equity Offering. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statements of operations include the effects of any items directly attributable to these transactions that are not expected to have a continuing impact on the combined results of operations. The effects of the April 2014 Refinancing, the June 2014 Equity Offering and the Harden Acquisition have been shown separately as these transactions have already occurred.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Gentiva Transaction as if the acquisition and related financing have been consummated on September 30, 2014, and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available. The unaudited pro forma condensed combined statements of operations give effect to all of the above transactions as if they had been consummated on January 1, 2013.

Note 2—Preliminary Allocation of Merger Consideration

On October 9, 2014, Kindred entered into the Merger Agreement with Gentiva, providing for Kindred’s acquisition of all of the outstanding Gentiva Shares. Each Gentiva Share outstanding immediately prior to the effective time (subject to certain exceptions) will be converted into the right to receive $14.50 in cash, without interest and 0.257 of a share of Common Stock. No fractional shares of Common Stock will be issued in the Merger and Gentiva stockholders will receive cash in lieu of fractional shares. The value of the equity consideration portion of the preliminary Merger Consideration is subject to change based upon changes in the market price of Common Stock prior to closing. The total value of the transaction, including the assumption and refinancing of Gentiva long-term debt and financing and transaction costs, is approximately $2.1 billion.

Upon completion of the Merger, Gentiva stockholders will own approximately 12% of Kindred’s outstanding Common Stock including 5.4 million shares issued during the Common Stock offering and assuming 9.6 million shares issued directly to Gentiva stockholders.

Kindred has obtained a financing commitment from the various lenders in connection with the Merger. These funds, along with the proceeds from the Senior Notes Offering, the Common Stock Offering and the Units Offering, and existing cash balances are expected to be sufficient to fund the Cash Consideration to Gentiva stockholders, refinance Gentiva’s revolving credit, term loan facilities and notes, and pay transaction costs. Subject to certain conditions, Kindred expects to have in place approximately $3.6 billion of long-term financing, of which $3.0 billion is expected to be outstanding upon the consummation of the Merger.

Each Unit is comprised of Mandatory Redeemable Preferred Stock and a Purchase Contract. The Purchase Contracts were recorded as capital in excess of par value, net of issuance costs, and the Mandatory Redeemable Preferred Stock have been recorded as long-term debt due to the mandatory redemption feature. Issuance costs associated with the debt component were recorded as deferred financing costs and are being amortized using the effective interest rate method over the term of the instrument. Proceeds from the issuance of the Units were allocated to equity and debt based on the relative fair values of the respective components of each Unit. Dividends on the Mandatory Redeemable Preferred Stock are treated as interest expense as the preferred stock is classified as debt.

An estimate of the Merger Consideration paid to Gentiva stockholders at the effective time and a preliminary allocation of the Merger Consideration to the assets to be acquired and the liabilities to be assumed follows (in thousands, except per share and per option amounts):

Estimate of Merger Consideration:
Cash Consideration:
Shares eligible at November 13, 2014 for Merger Consideration	37,328
Cash Consideration	$14.50

541,256
Gentiva employee stock options outstanding as of November 13, 2014	1,807
Weighted average intrinsic value per outstanding Gentiva stock option as of December 3, 2014	$6.28

Cash buyout of stock options	11,348

Total Cash Consideration	552,604
Kindred equity consideration:
Gentiva common stock and unvested restricted stock outstanding as of November 13, 2014	37,328
Exchange ratio	0.257

Assumed Common Stock to be issued	9,593
Kindred closing price per share as of December 3, 2014	$19.15

Stock based equity consideration	183,706
Fair value of replacement stock options	3,002

Total equity consideration	186,708

Total Merger Consideration	$739,312

Allocation of Merger Consideration to assets acquired and liabilities assumed:

	Historical balances of Gentiva as of September 30, 2014	Fair value adjustments	Allocation of Merger Consideration
Cash and cash equivalents	$114,206	$—	$114,206
Accounts receivable	285,718	—	285,718
Deferred tax assets	24,270	—	24,270
Other current assets	48,776	—	48,776
Property and equipment	42,048	16,830	58,878
Identifiable intangible assets	247,033	92,431	339,464
Other assets	89,151	(1,190)	87,961
Current portion of long-term debt	(51,138)	—	(51,138)
Accounts payable and other current liabilities	(291,816)	3,601	(288,215)
Long-term debt, less current portion	(1,105,750)	(18,700)	(1,124,450)
Deferred tax liabilities	(6,264)	(60,148)	(66,412)
Other liabilities	(55,456)	(7,143)	(62,599)
Noncontrolling interests	(3,812)	—	(3,812)

Total identifiable net assets	(663,034)		(637,353)
Goodwill	374,024		1,376,665

Net assets	$(289,010)		$739,312

A change of $1 in the price of Common Stock would increase or decrease the equity consideration including unvested employee restricted shares and employee stock option consideration, by approximately $10 million, which would result in a corresponding adjustment to goodwill.

The final Merger Consideration allocation for certain items, including property and equipment, identifiable intangible assets, leasehold interests, debt and noncontrolling interests, are preliminary and dependent upon certain valuations and other studies that have not been finalized and are subject to subsequent adjustments. The actual amounts recorded at the completion of the Merger may differ materially from the information presented herein.

Note 3—Reclassification and Pro Forma Adjustments

The unaudited pro forma condensed combined financial information includes the following reclassification adjustments to conform the Gentiva balance sheet and statements of operations to Kindred’s presentation, and pro forma adjustments to give effect to the April 2014 Refinancing and the Gentiva Transaction.

In addition, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 includes pro forma adjustments to incorporate the operating results of Harden for the nine months ended September 30, 2013 as the acquisition of Harden was not consummated by Gentiva until October 18, 2013. These adjustments were included in order to incorporate a full year of Harden’s operations into Gentiva’s statement of operations for the year ended December 31, 2013 and should be read in conjunction with Gentiva’s Form 8-K/A filed with the SEC on December 23, 2013.

Unaudited pro forma condensed combined balance sheet adjustments

a)	To reclassify $47.9 million of Gentiva deferred revenue to accounts receivable.

b)	To reclassify $5.9 million of Gentiva third party receivables from other current assets to accounts receivable.

c)	To reclassify $11.4 million of Gentiva income tax receivables from other current assets to income taxes.

d)	To reclassify $12.8 million of Gentiva accrued incentive compensation from other accrued expenses to salaries, wages and other compensation.

e)	To reclassify $67.9 million of Gentiva workers compensation and health liabilities from obligations under insurance programs to salaries, wages and other compensation.

f)	To reclassify $17.6 million of Gentiva Medicare liabilities to due to third party payors.

g)	To reclassify $10.4 million of Gentiva professional liability risks from obligations under insurance programs to professional liability risks.

h)	To reclassify $46.2 million of Gentiva other current liabilities to other accrued liabilities.

i)	To reclassify $19.0 million of Gentiva accruals from accrued nursing home costs to other accrued liabilities.

j)	To reclassify $0.05 million of Gentiva accruals from obligations under insurance programs to other accrued liabilities

k)	The unaudited pro forma condensed combined financial information assumes, based upon management’s current expectations, that the Financing Transactions are completed prior to consummation of the proposed Merger. Kindred expects to pay financing costs of $29.6 million related to executing these debt instruments that will be amortized over the terms of the loans.

For purposes of the unaudited pro forma condensed combined financial information, Kindred has assumed the Gentiva Transaction financing will consist of the following:

1)	an assumed $122.5 million in excess cash;

2)	an assumed $1.35 billion aggregate principal amount of the notes;

3)	the sale of 5.4 million shares of Common Stock at the price of $19.75 per share resulting in gross proceeds of $106.6 million;

4)	the issuance of 9.6 million shares of Common Stock directly to Gentiva stockholders;

5)	the sale of $172.5 million of Units, comprised of $34.8 million of Mandatory Redeemable Preferred Stock and $137.7 million of Purchase Contracts. For accounting purposes, the Purchase Contracts are recorded as capital in excess of par value, net of issuance costs, and the Mandatory Redeemable Preferred Stock is recorded as long-term debt due to the mandatory redemption feature. Issuance costs associated with the debt component were recorded as deferred financing costs and are being amortized using the effective interest rate method over the term of the instrument. Proceeds from the issuance of the Units were allocated to equity and debt based on the relative fair values of the respective components of each Unit. Dividends on the Mandatory Redeemable Preferred Stock are recorded as interest expense as the preferred stock is classified as debt; and

6)	an assumed draw of approximately $163.9 million of Kindred’s current ABL Facility.

The actual terms of the Gentiva Transaction financing may change materially from the assumptions described above. Changes in assumptions described above would result in changes to various components of the unaudited pro forma condensed combined balance sheet including, long-term debt and stockholders’ equity, and various components of the unaudited pro forma condensed combined statements of operations, including interest expense and earnings per share. Depending upon the nature of the changes, the impact on the unaudited pro forma condensed combined financial information could be material.

Based on the assumptions outlined above, the following table outlines the anticipated sources and uses of funds (in thousands, except per share amounts):

Financing sources:
Excess cash		$122,495
New debt:
$1.35 billion Senior Notes		1,350,000
Units debt portion:
Long-term debt	$23,182
Current portion of long-term debt	11,591	34,773

Existing ABL Facility draw		163,890
Equity exchanged and issued:
Equity issued to open market:
Common Stock, $0.25 par value	1,349
Capital in excess of par value	105,217	106,566

Equity exchanged:
Common Stock, $0.25 par value	2,398
Capital in excess of par value	184,310	186,708

Units equity portion (capital in excess of par value)		137,727

		$2,102,159

Financing uses:
Consideration to acquire Gentiva (see Note 2):
Cash Consideration	$552,604
Equity consideration	186,708	$739,312

Retirement of Gentiva debt:
Long-term debt	1,105,750
Current portion of long-term debt	51,138
Call premium on Gentiva’s unsecured senior notes	18,700
Accrued interest	7,788
Unamortized debt discount	6,368	1,189,744

Long-term debt financing fees		29,558
Units financing fees debt portion (accounted for as deferred financing cost)		1,043
Units financing fees equity portion (accounted for as reduction to equity)		4,132
Equity to market issuance fee (accounted for as reduction to equity)		4,529
Settlement of Gentiva’s long-term incentive plan		7,741
Expenses paid at closing		126,100

		$2,102,159

Expenses related to Merger closing:
Cash payments:
Legal and professional fees		$74,100
Employee change in control payments		35,000
Bridge facility commitment fee		17,000

		126,100
Non-cash write-offs:
Gentiva deferred financing costs		24,440
Gentiva unamortized debt discount		6,368

		30,808

		156,908
Income tax benefit(1)		(46,967)

Charge to retained earnings		$109,941

(1)	The combined company estimated statutory income tax rate of 39.35% was only applied to expenses related to the Merger that are expected to be deductible for income tax purposes.

l)	To adjust the tangible and identifiable intangible assets acquired and liabilities assumed based upon preliminary estimates of fair value and eliminate historical Gentiva balances. To record a fair value adjustment related to Gentiva’s unsecured senior notes of $18.7 million based on trading value. The preliminary estimates of fair value for property and equipment and identifiable intangible assets follow (in thousands):

Property and equipment:	Historical net book value as of September 30, 2014	Estimated fair value(1)	Estimated fair value adjustment
Land and land improvements	$595	$595	$—
Buildings and improvements	8,503	15,313	6,810
Software and equipment	32,124	42,144	10,020
Construction in progress	826	826	—

	$42,048	$58,878	$16,830

(1)	Fair value is determined based upon a valuation report as of June 30, 2014, along with any subsequent additions or disposals in the period from July 1, 2014 to September 30, 2014.

Identifiable intangible assets and liabilities:	Estimated fair value
Indefinite lived:
Licenses and certificates of need	$317,710
Finite lived:
Trade name	17,700
Leasehold interest	2,124
Legacy non-compete agreements	1,930

$339,464

Leasehold interest liability	$(7,143)

The excess of the Merger Consideration for Gentiva over the fair value of its identifiable net assets of $1.4 billion is recorded as goodwill. See Note 2.

Adjustments to deferred tax liabilities related to the tax effect of fair value adjustments (in thousands):

Property and equipment	$6,555
Identifiable intangible assets and liabilities	53,593

$60,148

m)	To allocate the total Merger Consideration paid to Gentiva stockholders to the assets acquired and liabilities assumed. See Note 2.

n)	To eliminate $1.2 million of net unfavorable operating lease obligations recorded by Gentiva related to the Harden Acquisition.

o)	To eliminate $3.6 million of deferred rent liabilities related to straight-line rent accruals. In subsequent periods following the date of the Merger, lease payments that are not contingent will continue to be accounted for on a straight-line basis.

p)	To eliminate the historical stockholders’ equity balances of Gentiva.

Unaudited pro forma condensed combined statements of operations adjustments

q)	To reclassify Gentiva’s statement of operations for the year ended December 31, 2013 to conform to Kindred’s presentation (in thousands):

	Cost of services sold	Selling, general and administrative	Total expenses
Salaries, wages and benefits	$773,500	$474,095	$1,247,595
Supplies	85,259	7,565	92,824
Rent	—	43,370	43,370
Other operating expenses	82,713	156,788	239,501
Other income (expense)	—	496	496
Depreciation and amortization	708	23,913	24,621
Selling, general and administrative expenses	—	(706,227)	(706,227)
Cost of services sold	(942,180)	—	(942,180)

	$—	$—	$—

r)	To reclassify Gentiva’s statement of operations for the nine months ended September 30, 2014 to conform to Kindred’s presentation (in thousands):

	Cost of services sold	Selling, general and administrative	Total expenses
Salaries, wages and benefits	$682,472	$389,076	$1,071,548
Supplies	68,062	3,689	71,751
Rent	—	33,467	33,467
Other operating expenses	60,096	120,997	181,093
Other income (expense)	—	(267)	(267)
Depreciation and amortization	447	20,760	21,207
Selling, general and administrative expenses	—	(567,722)	(567,722)
Cost of services sold	(811,077)	—	(811,077)

	$—	$—	$—

s)	To adjust the income tax provision to reflect the pro forma combined company estimated statutory income tax rate of 39.35%.

t)	To adjust depreciation expense based upon the estimated fair value of the property and equipment related to each asset’s estimated remaining useful life (dollars in thousands):

	As of September 30, 2014				Depreciation expense
	Historical net book value	Estimated fair value adjustment	Estimated fair value	Estimated remaining useful life	Year ended December 31, 2013	Nine months ended September 30, 2014
Land and land improvements	$595	$—	$595		$—	$—
Buildings and improvements	8,503	6,810	15,313	(1)	1,764	1,323
Software and equipment	32,124	10,020	42,144	4	10,536	7,902
Construction in progress	826	—	826		—	—

	$42,048	$16,830	$58,878	9	12,300	9,225

Historical Gentiva depreciation expense					21,604	14,512

Depreciation expense adjustment					$(9,304)	$(5,287)

(1)	Gentiva possesses a $3.9 million building improvement asset which is depreciated using a life of 30 years. The remaining portion of the buildings and improvements assets are depreciated using a useful life of 7 years.

u)	To adjust intangible assets amortization expense based upon the estimated fair value of finite-lived intangible assets (dollars in thousands):

	As of September 30, 2014		Amortization expense
	Estimated fair value	Estimated weighted average useful life	Year ended December 31, 2013	Nine months ended September 30, 2014
Trade name	$17,700	(1)	$12,390	$2,655
Legacy non-compete agreements	1,930	2.25	858	643

	$19,630		13,248	3,298

Historical Gentiva amortization expense			9,599	6,695

Amortization expense adjustment			$3,649	$(3,397)

(1)	Amortization expense of 70% in year one, 20% in year two and 10% in year 3 is applied for the trade name based upon the assumed usage of this asset over a 3 year life.

v)	To amortize the fair market value of leasehold interest assets and liabilities acquired over their remaining lease term in the amounts of $1.5 million and $1.1 million for the year ended December 31, 2013 and for the nine months ended September 30, 2014 respectively.

w)	Pro forma earnings (loss) from continuing operations per common share attributable to Kindred are based upon the weighted average number of common shares outstanding. On June 25, 2014, Kindred sold 9.0 million shares of Common Stock in the public market and on July 14, 2014, an additional 0.7 million shares of Common Stock were sold to the underwriters pursuant to the exercise of their option to purchase additional shares. While the share issuance is included in Kindred’s September 30, 2014 balance sheet, for pro forma earnings (loss) per share, the earnings (loss) per share calculations assume this Common Stock issuance occurred on January 1, 2013. The weighted average number of shares outstanding reflect the elimination of Gentiva’s common stock and also includes 5.4 million shares issued during an additional Common Stock offering, 9.6 million shares issued directly to Gentiva stockholders, and shares related to the Units. The Units are assumed to be settled at the minimum settlement rate for weighted average shares for basic calculation of pro forma earnings (loss) from continuing operations per common share, which totaled 7.4 million shares. The diluted calculation of pro forma earnings (loss) from continuing operations per common share includes the dilutive effect of Kindred’s stock options and the dilutive effect of the Units which are assumed to be settled at the maximum settlement rate, which resulted in incremental shares of 1.3 million. Kindred follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. A computation of pro forma earnings (loss) from continuing operations per common share follows for the year ending December 31, 2013 and nine months ended September 30, 2014 respectively (in thousands, except per share amounts).

	Basic	Diluted
For the year ended December 31, 2013:
Pro forma loss:
Loss attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$(639,287)	$(639,287)
Allocation to participating unvested restricted stockholders	—	—

Available to common stockholders	$(639,287)	$(639,287)

Shares used in the computation:
Weighted average share outstanding—basic computation	84,395	84,395

Dilutive effect of Kindred employee stock options		—
Dilutive effect of Kindred performance-based restricted shares		—

Adjusted weighted average shares outstanding—diluted computation		84,395

Pro forma loss from continuing operations per common share	$(7.57)	$(7.57)

	Basic	Diluted
For the nine months ended September 30, 2014:
Pro forma earnings:
Income attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$44,250	$44,250
Allocation to participating unvested restricted stockholders	(848)	(835)

Available to common stockholders	$43,402	$43,415

Shares used in the computation:
Weighted average share outstanding—basic computation	85,149	85,149

Dilutive effect of Units		1,301
Dilutive effect of Kindred employee stock options		63

Adjusted weighted average shares outstanding—diluted computation		86,513

Pro forma income from continuing operations per common share	$0.51	$0.50

x)	To eliminate $5.3 million of direct incremental costs of the Merger that are reflected in the historical statement of operations of Kindred, and to eliminate $2.3 million of direct incremental costs of the Merger that are reflected in the historical statement of operations of Gentiva.

y)	To eliminate historical interest expense and deferred financing cost amortization and recalculate interest expense based upon the new terms for the year ended December 31, 2013 related to the April 2014 Refinancing (dollars in thousands):

	Interest expense	Deferred cost amortization	Total decrease to interest expense
Historical Kindred interest expense eliminated	$95,243	$11,887	$107,130

New interest expense:	Interest expense	Deferred cost amortization	Total increase to interest expense
$750 million revolving credit facility	$9,298	$3,553	$12,851
$1 billion term loan	40,402	4,152	44,554
$500 million senior unsecured notes	31,875	1,168	33,043
Interest rate swap	3,600	—	3,600

	$85,175	$8,873	$94,048

Interest rates and term:	Interest rate index and margin	Assumed rate	Term (years)
$750 million revolving credit facility (base rate)	N/A	4.50%	5
$750 million revolving credit facility	LIBOR (1) + 2.25%	2.44%	5
$1 billion term loan	LIBOR (2) + 3.00%	4.00%	7
$500 million senior unsecured notes	N/A	6.38%	8
Interest rate swap	N/A	1.867%	4

(1)	LIBOR—One month London Interbank Offered Rate
(2)	LIBOR—One month London Interbank Offered Rate with floor of 1.0%

z)	To eliminate historical interest expense and deferred financing cost amortization and recalculate interest expense based upon the new terms for the nine months ended September 30, 2014 related to the April 2014 Refinancing (dollars in thousands):

	Interest expense	Deferred cost amortization	Total decrease to interest expense
Historical Kindred interest expense eliminated	$64,812	$17,275	$82,087

New interest expense:	Interest expense	Deferred cost amortization	Total increase to interest expense
$750 million revolving credit facility	$2,592	$888	$3,480
$1 billion term loan	9,900	1,038	10,938
$500 million senior unsecured notes	7,969	292	8,261
Interest rate swap	900	—	900

	$21,361	$2,218	$23,579

Interest rates and term:	Interest rate index and margin	Assumed rate	Term (years)
$750 million revolving credit facility (base rate)	N/A	4.25%	5
$750 million revolving credit facility	LIBOR (1) + 2.00%	2.19%	5
$1 billion term loan	LIBOR (2) + 3.00%	4.00%	7
$500 million senior unsecured notes	N/A	6.38%	8
Interest rate swap	N/A	1.867%	4

(1)	LIBOR—One month London Interbank Offered Rate
(2)	LIBOR—One month London Interbank Offered Rate with floor of 1.0%

aa)	To eliminate historical interest expense and deferred financing cost amortization related to Gentiva debt obligations that will be retired at the closing date of the Merger, and to add the new interest expense and deferred financing cost amortization related to new debt, which are computed as follows (dollars in thousands):

Historical Gentiva interest expense eliminated:	Interest expense	Deferred cost amortization	Total decrease to interest expense
Year ended December 31, 2013	$91,075	$30,800	$121,875
Nine months ended September 30, 2014	$71,033	$4,772	$75,805

New interest expense:	Debt borrowings	Deferred costs related to financing	Interest expense	Deferred cost amortization	Total increase to interest expense
Year ended December 31, 2013:
$1.35 billion Senior Notes	$1,350,000	$29,558	$112,500	$4,735	$117,235
Units debt portion	34,773	1,043	2,267	348	2,615
Existing ABL Facility	163,890	—	7,477	—	7,477
$1 billion term loan amendment	—	—	2,525	—	2,525

	$1,548,663	$30,601	$124,769	$5,083	$129,852

Nine months ended September 30, 2014:
$1.35 billion Senior Notes	$1,350,000	$29,558	$84,375	$3,551	$87,926
Units debt portion	34,773	1,043	1,146	261	1,407
Existing ABL Facility	163,890	—	5,593	—	5,593
$1 billion term loan amendment	—	—	1,872	—	1,872

	$1,548,663	$30,601	$92,986	$3,812	$96,798

Interest rates and term:	Interest rate index and margin per commitment letter	Assumed rate at closing	Term (years)
$750 million Senior Notes	N/A	8.0%	5
$600 million Senior Notes	N/A	8.75%	8
Units debt portion	N/A	7.5%	3
Existing ABL Facility	N/A	4.5%	5

GLOSSARY OF TERMS

“ABL Facility” refers to the ABL Credit Agreement dated as of June 1, 2011, as amended and restated from time to time.

“Bridge Facility” refers to the senior unsecured bridge loan facility pursuant to which the lenders party thereto committed to provide us with financing to consummate the Merger.

“Common Stock” refers to the shares of Kindred’s common stock, par value $0.25 per share.

“Credit Facilities” refers to the ABL Facility and the Term Loan Facility, collectively.

“Financing Transactions” refers to the following transactions that occurred or are expected to occur in connection with the Merger: (i) issuance of 172,500 Units (the “Units Offering”), (ii) issuance of 5,395,759 shares of Common Stock ( the “Common Stock Offering”), (iii) amendment of the Credit Facilities and borrowing of approximately $164 million under the ABL Facility and (iv) issuance of $1.35 billion aggregate principal amount of the Senior Notes (the “Senior Notes Offering”).

“GAAP” refers to generally accepted accounting principles in the United States.

“Gentiva” refers to Gentiva Health Services, Inc.

“Gentiva Shares” refers to the shares of Gentiva’s common stock, $0.10 par value per share.

“Harden” refers to Harden Healthcare Holdings, Inc.

“Kindred” refers to Kindred Healthcare, Inc.

“Merger” refers to the merger of Kindred Healthcare Development 2, Inc., a wholly owned subsidiary of Kindred, with and into Gentiva, with Gentiva surviving the merger as a wholly owned subsidiary of Kindred.

“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of October 9, 2014 between Kindred and Gentiva.

“Merger Consideration” refers to (i) $14.50 in cash (the “Cash Consideration”), without interest, together with (ii) 0.257 shares of a validly issued, fully paid and nonassessable share of our Common Stock per Gentiva Share that Kindred will pay to acquire Gentiva and its subsidiaries.

“Senior Notes” refers to $1.35 billion aggregate principal amount of senior unsecured notes, consisting of $750,000,000 8.00% Senior Notes due 2020 and $600,000,000 8.75% Senior Notes due 2023.

“Term Loan Facility” refers to the Term Loan Agreement dated as of June 1, 2011, as amended and restated from time to time.

“Units” means Kindred’s 7.50% Tangible Equity Units. Each Unit is comprised of a prepaid stock purchase contract issued by Kindred (a “Purchase Contract”) and one share of 7.25% Mandatory Redeemable Preferred Stock, Series A of Kindred (the “Mandatory Redeemable Preferred Stock”).